Pruco Life Insurance Company of New Jersey

RIDER TO PROVIDE LAPSE PROTECTION

On any monthly date after the Limited No-Lapse Guarantee period (see Limited No-Lapse Guarantee), when the contract would otherwise be in default (see Default), the contract will remain in force until the next monthly date if the no-lapse guarantee value is greater than zero and there is no excess contract debt.  If the no-lapse guarantee value is zero or less or there is excess contract debt, the contract is in default.

The no-lapse guarantee value, no-lapse contract fund, no-lapse charge for sales expenses, no-lapse cost of insurance, no-lapse net amount at risk, and no-lapse death benefit (described below) are reference values only and are not used in the determination of values and benefits under this contract.  They are used only to determine if the contract is in default.

We will notify you in the annual report when any additional premium payment or other action is required to maintain the lapse protection provided by this rider.

No-Lapse Guarantee Value

The no-lapse guarantee value is equal to the no-lapse contract fund, less any contract debt.  If the contract is reinstated, the amount of any existing contract debt on the date of default will not be included in the no-lapse contract fund.

No-Lapse Contract Fund

When you make your first premium payment, the no-lapse invested premium amount, less any no-lapse charges due on or before that day, becomes your no-lapse contract fund.  Beginning on the contract date, amounts are added to and subtracted from the no-lapse contract fund as shown under No-Lapse Adjustments to the No-Lapse Contract Fund.

No-Lapse Charge for Sales Expenses

We subtract a no-lapse charge for sales expenses from each premium paid.  The premium allocation amounts and the initial and ultimate rates are shown in the No-Lapse Charge For Sales Expenses Rate Table.  For any premium we receive in the 21-day period preceding a contract anniversary on which the initial or ultimate rates decrease, we will subtract a no-lapse charge for sales expenses no greater than the amount we would subtract if that premium were received on the contract anniversary.

To determine the amount deducted from each premium, we perform the following steps:

1. We determine any premium amount already paid during the current contract year. (This amount may be zero.)

2.	We subtract the step 1 amount from the premium allocation amount on the date we receive your current premium. If the result is less than zero, we consider it to be zero.

3.	If the current premium amount is less than or equal to the step 2 amount, the entire premium amount is multiplied by the initial rate to determine the no-lapse charge for sales expenses for that premium. If the current premium amount is greater than the step 2 amount, we (a) multiply the step 2 amount by the initial rate, and (b) multiply the difference between the submitted premium and the step 2 amount by the ultimate rate. The total of (a) and (b) is the no-lapse charge for sales expenses for that premium.

No-Lapse Cost of Insurance

On each monthly date, we will deduct a charge for the no-lapse cost of insurance from the no-lapse contract fund.  To determine this charge, we use the following method:

PLY 134-2015                                                                                                                                NY

We determine the no-lapse cost of insurance rate using the monthly rate shown under the Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk for the appropriate contract year.

We multiply that rate by the no-lapse net amount at risk divided by $1,000 to compute the charge for the no-lapse cost of insurance.

No-Lapse Net Amount at Risk

The no-lapse net amount at risk is equal to the no-lapse death benefit minus the no-lapse contract fund.

No-Lapse Death Benefit

This contract has a Type A or Type B death benefit.  We show the type of death benefit that applies to this contract under Type of
Death Benefit.

If this contract has a Type A death benefit, the no-lapse death benefit is equal to the greater of (1) the basic insurance amount, and (2)
the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, multiplied by the attained age factor that applies.

If this contract has a Type B death benefit, the no-lapse death benefit is equal to the greater of (1) the basic insurance amount plus the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, and (2) the no-lapse contract fund before deduction of any no-lapse monthly charges due on that date, multiplied by the attained age factor that applies.

Total Disability Benefit

This contract may have a rider for the payment of an invested premium amount benefit upon the Insured's total disability.  If it does, this benefit will be listed on a contract data page and a copy of the rider will be included in this contract.  On each monthly date benefits are paid under this rider, we will credit the no-lapse contract fund with a no-lapse invested premium amount equal to the total of the monthly deductions from the no-lapse contract fund on that monthly date.

Rider for Flexible Term Insurance Benefit on Life of Insured

This contract may have a Rider for Flexible Term Insurance Benefit on Life of Insured. If it does, this rider will be listed on a contract data page and a copy of the rider will be included in this contract. On each monthly date, we will deduct a no-lapse charge for the rider from the no-lapse contract fund.

To determine the rider no-lapse death benefit on any date, we first take the effective Target Coverage Amount shown in the Life
Insurance on the Insured section of the contract data pages and subtract from it the No-Lapse Death Benefit. If this contract has a
Type A death benefit (see Type of Death Benefit in the contract data pages), the resultant amount is the rider no-lapse death benefit.
If this contract has a Type B death benefit, the rider no-lapse death benefit is the resultant amount plus the No-Lapse Contract Fund before deduction of any monthly charges due on that date. If the rider no-lapse death benefit is less than zero, we consider it to be zero.

We determine the no-lapse cost of insurance rate using the monthly rates shown under the Table of No-Lapse Monthly Insurance
Rates per $1,000 of Rider for Flexible Term Insurance Benefit on Life of Insured Death Benefit for the appropriate contract year.

We then multiply the no-lapse cost of insurance rate by the rider no-lapse death benefit amount, and divide by $1,000 in order to determine the no-lapse charge.

We will also deduct a monthly no-lapse administrative charge for this rider as shown under No-Lapse Adjustments to the No-Lapse
Contract Fund.

PLY 134-2015                                                                           Page 2                                                      NY

Termination

This rider will end on the earliest of:

1. the end of the last day of the grace period if the contract is in default;

2. the date the contract is surrendered for its net cash value; and

3. the date the contract ends for any other reason.

This Supplementary Benefit rider is attached to this contract on the Contract Date and is made part of the entire contract.
The rider provisions apply in lieu of any policy provisions to the contrary.

Pruco Life Insurance Company of New Jersey,

By  [   ]

Secretary

PLY 134-2015                                                                           Page 3                                                      NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA

No-Lapse Adjustments to Premium Payments

From each premium paid we will:

subtract a no-lapse administrative charge of 3% of the premium paid.

subtract a no-lapse charge for sales expenses as described under No-Lapse Charge for Sales Expenses.

The remainder of the premium is the no-lapse invested premium amount.

No-Lapse Adjustments to the No-Lapse Contract Fund

On the Contract Date the no-lapse contract fund is equal to the no-lapse invested premium amount credited on that date, minus any of the charges described below which may be due on that date.

On each day after the contract date, we will adjust the no-lapse contract fund by:

adding any no-lapse invested premium amounts.

adding no-lapse interest on that portion of the no-lapse contract fund in excess of the amount of any loan as follows:
Effective Annual Rate
        Contract Year(s)                                                of No-Lapse Interest
[1]	[0.00% (0.00000000% a day)]
[2-8]	[5.15% (0.01375922% a day)]
[9]	[5.50% (0.01466978% a day)]
[10 ]	[6.50% (0.01725486% a day)]
[11-23 ]	[7.25% (0.01917783% a day)]
[24-34 ]	[5.00% (0.01336806% a day)]
[35 and later]	[4.00% (0.01074598% a day)]

adding no-lapse interest on that portion of the no-lapse contract fund equal to the amount of any loan at an effective annual rate of 2% (0.00542552% a day).

subtracting any withdrawals.

And on each monthly date, we will adjust the no-lapse contract fund by:

subtracting a monthly charge for administrative expenses of:
[$0.32] per $1,000 of the basic insurance amount plus $9.00;
changing on [AUG 1, 2017 to [$0.13] per $1,000 of the basic insurance amount plus $9.00; changing on [AUG 1, 2025 to [$0.00] per $1,000 of the basic insurance amount plus $9.00 thereafter.
RIDER DATA CONTINUED ON NEXT PAGE

PLY 134-2015	Page 1 NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

subtracting a monthly charge for the no-lapse cost of insurance (see No-Lapse Cost of Insurance).

[subtracting a monthly charge for the no-lapse cost of insurance for the Rider For Flexible Term Insurance Benefit on Life of Insured (Rider VL 197 B) described in the Rider For Flexible Term Insurance Benefit provision in the rider.]

[subtracting a monthly no-lapse charge for the Payment of Invested Premium Amount Benefit Upon Insured’s Total Disability (Rider VL 100 B4 of [7.519%] of the current total disability benefit as described in the Total Disability Benefit provision in the rider .]

[subtracting a maximum monthly no-lapse charge for Insured’s Accidental Death Benefit (Rider VL 110 B) of [$1.66]. ]

[subtracting a maximum monthly no-lapse charge for Level Term Insurance Benefit on Dependent Children (Rider VL 182 B) of [$10.40] payable until [AUG 1, 2055]. ]

[subtracting a maximum monthly no-lapse charge for Level Term Insurance Benefit on Dependent Children (Rider VL 184 B) of [$10.40] payable until [AUG 1,2055]. ]

[subtracting a monthly no-lapse administrative charge for the  Rider For Flexible Term Insurance Benefit on Life of Insured (Rider VL 197 B) of [$0.32] per $1,000 of the rider coverage amount.]

RIDER DATA CONTINUED ON NEXT PAGE

PLY 134-2015	Page 2 NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

Table of No-Lapse Monthly Insurance Rates per $1,000 of No-Lapse Net Amount at Risk

Contract Year	Monthly Rate	Contract Year	Monthly Rate
[1]	[0.00000]	[36]	[2.83884]
[2]	[0.12517]	[37]	[3.14441]
[3]	[0.12644]	[38]	[3.50165]
[4]	[0.12772]	[39]	[3.87798]
[5]	[0.12901]	[40]	[4.28241]

[6]	[0.13031]	[41]	[4.72279]
[7]	[0.14493]	[42]	[5.21932]
[8]	[0.16177]	[43]	[5.79676]
[9]	[0.17975]	[44]	[6.46744]
[10]	[0.20109]	[45]	[7.21898]

[11]	[0.22581]	[46]	[8.05704]
[12]	[0.25501]	[47]	[8.96813]
[13]	[0.28760]	[48]	[9.93313]
[14]	[0.32130]	[49]	[10.98688]
[15]	[0.35274]	[50]	[12.15859]

[16]	[0.38420]	[51]	[13.46173]
[17]	[0.41903]	[52]	[14.89520]
[18]	[0.45835]	[53]	[16.44437]
[19]	[0.50441]	[54]	[18.09127]
[20]	[0.55496]	[55]	[19.81906]

[21]	[0.61676]	[56]	[21.54012]
[22]	[0.68302]	[57]	[23.23421]
[23]	[0.75493]	[58]	[25.00918]
[24]	[0.83131]	[59]	[26.88078]
[25]	[0.91108]	[60]	[28.85235]

[26]	[1.05825]	[61]	[30.80482]
[27]	[1.18295]	[62]	[32.71123]
[28]	[1.32786]	[63]	[34.74234]
[29]	[1.48627]	[64]	[36.90827]
[30]	[1.65140]	[65]	[39.21911]

[31]	[1.82329]	[66]	[41.42659]
[32]	[1.99740]	[67]	[43.38469]
[33]	[2.17940]	[68]	[45.46748]
[34]	[2.37151]	[69]	[47.68170]
[35]	[2.58720]	[70]	[50.02174]
RIDER DATA CONTINUED ON NEXT PAGE

PLY 134-2015                                                                                                                     Page 3                       NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

Contract Year	Monthly Rate	Contract Year	Monthly Rate
[71]	[52.48649]	[79]	[50.72625]
[72]	[54.36622]	[80]	[50.62500]
[73]	[55.28250]	[81]	[50.62500]
[74]	[54.52313]	[82]	[50.62500]
[75]	[53.76375]	[83]	[50.62500]

[76]	[53.00438]	[84]	[50.62500]
[77]	[52.24500]	[85]	[50.62500]
[78]	[51.48563]	[86]	[50.62500]

RIDER DATA CONTINUED ON NEXT PAGE

PLY 134-2015	Page 4 NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

[Table of No-Lapse Monthly Insurance Rates per $1,000
of Rider for Flexible Term Insurance Benefit on Life of Insured Death Benefit]

Contract Year	Monthly Rate	Contract Year	Monthly Rate
[1]	[0.00000]	[36]	[2.83884]
[2]	[0.12517]	[37]	[3.14441]
[3]	[0.12644]	[38]	[3.50165]
[4]	[0.12772]	[39]	[3.87798]
[5]	[0.12901]	[40]	[4.28241]

[6]	[0.13031]	[41]	[4.72279]
[7]	[0.14493]	[42]	[5.21932]
[8]	[0.16177]	[43]	[5.79676]
[9]	[0.17975]	[44]	[6.46744]
[10]	[0.20109]	[45]	[7.21898]

[11]	[0.22581]	[46]	[8.05704]
[12]	[0.25501]	[47]	[8.96813]
[13]	[0.28760]	[48]	[9.93313]
[14]	[0.32130]	[49]	[10.98688]
[15]	[0.35274]	[50]	[12.15859]

[16]	[0.38420]	[51]	[13.46173]
[17]	[0.41903]	[52]	[14.89520]
[18]	[0.45835]	[53]	[16.44437]
[19]	[0.50441]	[54]	[18.09127]
[20]	[0.55496]	[55]	[19.81906]

[21]	[0.61676]	[56]	[21.54012]
[22]	[0.68302]	[57]	[23.23421]
[23]	[0.75493]	[58]	[25.00918]
[24]	[0.83131]	[59]	[26.88078]
[25]	[0.91108]	[60]	[28.85235]

[26]	[1.05825]	[61]	[30.80482]
[27]	[1.18295]	[62]	[32.71123]
[28]	[1.32786]	[63]	[34.74234]
[29]	[1.48627]	[64]	[36.90827]
[30]	[1.65140]	[65]	[39.21911]

[31]	[1.82329]	[66]	[41.42659]
[32]	[1.99740]	[67]	[43.38469]
[33]	[2.17940]	[68]	[45.46748]
[34]	[2.37151]	[69]	[47.68170]
[35]	[2.58720]	[70]	[50.02174]
RIDER DATA CONTINUED ON NEXT PAGE

PLY 134-2015                                                                                                                     Page 5 NY

PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

Contract Year	Monthly Rate	Contract Year	Monthly Rate
[71]	[52.48649]	[79]	[50.72625]
[72]	[54.36622]	[80]	[50.62500]
[73]	[55.28250]	[81]	[50.62500]
[74]	[54.52313]	[82]	[50.62500]
[75]	[53.76375]	[83]	[50.62500]

[76]	[53.00438]	[84]	[50.62500]
[77]	[52.24500]	[85]	[50.62500]
[78]	[51.48563]	[86]	[50.62500]

RIDER DATA CONTINUED ON NEXT PAGE

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PROCESSING DATE: [XXX XX, XXXX]
POLICY NO. [XX XXX XXX]

LAPSE PROTECTION RIDER DATA CONTINUED

NO-LAPSE CHARGE FOR SALES EXPENSES RATE TABLE
(see Rider to Provide Lapse Protection for details)

	Initial Rate	Ultimate Rate	Premium Allocation Amount
Contract Date	[11.00%]	[11.00%]	[$2,247.25]
changing on [AUG 1, 2019] to:	[3.75%]	[3.75%]	[$2,247.25]
changing on [AUG 1, 2025] to:	[0.00%]	[0.00%]	[$2,247.25]
changing on [AUG 1, 2040] to:	[0.00%]	[0.00%]	[$2,247.25]
changing on [AUG 1, 2055] to:	[0.00%]	[0.00%]	[$2,116.00]
changing on [AUG 1, 2080] to:	[0.00%]	[0.00%]	[$2,095.00]

END OF RIDER DATA

PLY 134-2015                                                                                                                     Page 7 NY